Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Inland Western Retail Real Estate Trust, Inc. (the "Company") for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Michael J. O’Hanlon, as Chief Executive Officer and President of the Company, Steven P. Grimes, as Chief Operating Officer and Chief Financial Officer of the Company and James W. Kleifges as Chief Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. O’Hanlon

Name:	Michael J. O’Hanlon
Chief Executive Officer and President

Date:	March 31, 2008

/s/ Steven P. Grimes

Name:	Steven P. Grimes
Chief Operating Officer and Chief Financial Officer

Date:	March 31, 2008

/s/ James W. Kleifges

Name:	James W. Kleifges
Chief Accounting Officer

Date:	March 31, 2008